                                                                     Exhibit 3.1

                AMENDED & RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            FUTRONIX SYSTEMS CORP.


     The undersigned, being the Chairman of the Board of Directors of Futronix Systems Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

FIRST:    The Certificate of Incorporation originally filed on August 5, 1996, as amended, be and it hereby is amended and restated in its entirety to read as follows:

     FIRST.  Name.  The name of the Corporation is Futronix Systems Corp. (the
             ----
"Corporation").

     SECOND.  Purpose and Powers.  The purpose for which the Corporation is
              ------------------
organized is as follows:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     THIRD.  Capitalization.  The total number of shares of stock that the
             --------------
Corporation shall have authority to issue is 16,490,990 shares, consisting of 15,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), 490,990 shares of Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), and 1,000,000 shares of Series Preferred Stock, par value $0.01 per share (the "Series Preferred Stock"). The Convertible Preferred Stock and the Series Preferred Stock are referred to herein collectively as the "Preferred Stock." The Board of Directors of the Corporation shall have the full authority permitted by law to establish series of unissued shares of the Series Preferred Stock by fixing by resolution full, limited or no voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of any series so established to the same extent that such designations, preferences, rights, qualifications, limitations and restrictions could be stated if fully set forth herein, but subject to and within the limitations set forth herein.

          The voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the classes of stock of the Corporation are as follows:

     A.  Common Stock.
         ------------

     (1) Voting Rights.  Except as set forth herein or as otherwise required by
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law, the holders of Common Stock shall be entitled to one vote per share on each matter on which the stockholders of the Corporation shall be entitled to vote.

     (2) Dividends.  The Board of Directors of the Corporation may cause
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dividends or other distributions to be paid to the holders of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend or other distribution and after payment shall have been made to the holders of Preferred Stock of the full amount to which they may be entitled.

     (3)  Liquidation Rights.
          ------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and after payment shall have been made to the holders of Preferred Stock of the full amount to which they may be entitled, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

          (b) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation, nor a sale or transfer of all or any part of its assets shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section A(3).

     B.  Preferred Stock.
         ---------------

     (1) Voting Rights.  Except as set forth herein or as otherwise required by
         -------------
law, the holders of Convertible Preferred Stock (the "Convertible Preferred Stockholders") shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Convertible Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. The Convertible Preferred Stockholders shall be entitled to vote as a separate class upon a proposed amendment to this Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of Convertible Preferred Stock, increase or decrease the par value of the Convertible Preferred Stock, or change any portion of this Section B of ARTICLE THIRD so as to affect the Convertible Preferred Stock adversely.

     (2)  Dividends.  The Convertible Preferred Stockholders shall not be
          ---------
entitled to dividends or other distributions.

     (3)  Liquidation.
          -----------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, the Convertible Preferred Stockholders shall be entitled to receive from the assets of the Corporation payment in cash, in the case of any voluntary or involuntary liquidation, dissolution or winding up, of $2.04 per share before any amount shall be paid or set aside for, or any distribution of assets shall be made to, the holders of shares of Common Stock or other stock of the Corporation ranking junior to the Convertible Preferred Stock with respect to liquidations, but the Convertible Preferred Stockholders shall not be entitled to receive any further amount upon any such liquidation, dissolution or winding up.

          (b) If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the Convertible Preferred Stockholders shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of the Convertible Preferred Stock in accordance with the preferential amounts payable with respect thereto if paid in full.

          (c) Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the Corporation, nor a sale or transfer of all or any part of its assets shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section B(3).

     (4)  Conversion.
          ----------

          (a) Conversion of Convertible Preferred Stock.  Subject to and upon
              -----------------------------------------
compliance with the provisions of Section B(4)(b), each record holder of Convertible Preferred Stock shall be entitled to convert, at its option and at any time and from time to time, any or all of the shares of Convertible Preferred Stock held by such holder into the same number of shares of Common Stock.

          (b)  Conversion Procedure.
               --------------------

              (i) Each conversion of shares of Convertible Preferred Stock into Common Stock will be accomplished by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Convertible Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, (A) stating that such holder
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

desires to convert the Converting Shares, or a specified number of shares represented by such certificate or certificates, into shares of Common Stock on the basis set forth in Section B(4)(a) (the "Converted Shares") and (B) giving the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Subject to any applicable transfer restrictions, upon receipt of the notice described in the first sentence of this Section, together with the certificate(s) evidencing the Converting Shares, the Corporation shall issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion and a certificate representing any shares that were represented by the certificate(s) surrendered to the Corporation in connection with such conversion but that were not Converting Shares and, therefore, were not converted (which new certificate(s) shall contain such legends, if any, as were set forth on the surrendered certificate(s) unless in the opinion of counsel to the Corporation any such legend is no longer advisable). Such conversion of Converting Shares shall be deemed to have been accomplished as of the close of business on the date on which such certificate(s) shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such Converting Shares as such holder shall cease, and the person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the Converted Shares.

          (ii) Upon the issuance of shares of Common Stock in accordance with this Section B(4)(b), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

          (iii) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon conversion of shares of Convertible Preferred Stock, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock.

               (iv) Shares of Convertible Preferred Stock that are converted into shares of Common Stock may not be reissued.

          (v) The issuance of certificates evidencing shares of Common Stock upon conversion of shares of Convertible Preferred Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax
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that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Convertible Preferred Stock converted.

          (c)  Stock Splits; Adjustments.
               -------------------------

          (i) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock, the outstanding shares of the Convertible Preferred Stock shall be proportionately subdivided or combined and effective provision shall be made for the protection of all conversion and redemption rights hereunder.

          (ii) In case of any reorganization, reclassification or change of Common Stock (other than a change in par value as a result of a subdivision or combination, or a change from par value to no par value), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), or in case of any sale, lease or other disposition to another corporation (other than a wholly owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of shares of Convertible Preferred Stock shall have the right at any time thereafter, if and so long as the conversion right hereunder with respect to such shares of Convertible Preferred Stock would exist had such event not occurred, to convert such shares of Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of Common Stock into which such shares of Convertible Preferred Stock could have been converted had such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition not occurred. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, effective provision shall be made in the Certificate or Articles of Incorporation of the resulting or surviving corporation, as the case may be, or otherwise for the protection of the conversion rights of the shares of Convertible Preferred Stock, as nearly as reasonably may be, into any such other shares of stock and other securities and property deliverable upon conversion, exchange or other disposition of the shares of Common Stock into which such shares of Convertible Preferred Stock could have been converted had such event not occurred. In the case of any of the actions specified in this Section, the holders of a majority of the shares of the Convertible Preferred Stock may approve a treatment of such class in connection with any such action that differs from the treatment specified in this Section, and such differing treatment, if otherwise approved by all other classes of stockholders that may be required to take action thereon pursuant to law or the applicable Certificate or Articles of Incorporation, as the case may be, shall be binding upon all holders of the shares of the Convertible Preferred Stock as so approved by majority action.

     (5)  Redemption.
          ----------

          (a) Mandatory Redemption.  The Corporation shall redeem on each of the
              --------------------
fourth, fifth, sixth and seventh anniversary dates of December 30, 1996 (each a "Mandatory Redemption Date") the following percentages of the total number of shares of Convertible Preferred Stock that are outstanding at that time:


          Anniversary Date    Percentage to be Redeemed
          ----------------    -------------------------
               4th                                  25
               5th                                  33
               6th                                  50
               7th                                 100

Each such redemption shall be made by payment of the sum of $2.04 per share of Convertible Preferred Stock being redeemed (the "Redemption Price").

          (b) Optional Redemption.  Prior to the first Mandatory Redemption Date
              -------------------
specified in Section B(5)(a), the Corporation, at its option, may by resolution of the Board of Directors, at any time and from time to time, redeem outstanding shares of Convertible Preferred Stock in whole or in part by payment of the Redemption Price therefor.

          (c) Manner of Redemption.  The Corporation shall give notice of
              --------------------
redemption hereunder by first-class mail, not less than 20 nor more than 60 days prior to each Mandatory Redemption Date or prior to any redemption date under Section B(5)(b) (an "Optional Redemption Date"), to the holders of record of the shares of Convertible Preferred Stock at their respective addresses then appearing on the records of the Corporation. The notice of redemption shall state:

               (i) that shares of Convertible Preferred Stock are to be redeemed,

               (ii)  the applicable Mandatory or Optional Redemption Date,

               (iii) the Redemption Price, and

               (iv) the place or places where the certificates representing the shares of Convertible Preferred Stock to be redeemed (the "Redemption Certificates") are to be surrendered for payment of the Redemption Price.

          (d) Promptly after a holder's delivery of the Redemption Certificates, the Corporation shall pay to each holder an amount equal to the Redemption Price multiplied by the number of shares represented by such delivered Redemption Certificates.

          (e) Shares of Convertible Preferred Stock redeemed by the Corporation shall be cancelled at the time that they are surrendered to the Corporation, and shall not be reissued by the Corporation unless none of the shares of Convertible Preferred Stock initially issued shall at that time be outstanding.

     FOURTH.  Pre-emptive Rights.  No holder of securities of the Corporation
              ------------------
shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued or securities held in the treasury of the Corporation whether issued or sold for cash or other consideration or as dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     FIFTH.  Elections by Ballot.  Elections of directors need not be by written
             -------------------
ballot.

     SIXTH.  Amendment of Bylaws.  The Board of Directors shall have the power,
             -------------------
in addition to the stockholders, to make, alter or repeal the bylaws of the Corporation.

     SEVENTH.  Limit on Liability.  To the full extent that the DGCL, as it
               ------------------
exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, neither a director nor an officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages.

     EIGHTH.  Amendment of Certificate of Incorporation.  The Corporation
              -----------------------------------------
reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

     NINTH.  Registered Office.  The registered office of the corporation is to
             -----------------
be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

     TENTH: That the corporation has not received any payment for any of its stock.

     ELEVENTH: That the amendment was duly adopted in accordance with the provisions of Section 241 and Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this certificate this 4th day of September, 1996.

                                        /s/ Barbara M. Henagan
                                      ---------------------------
                                      Barbara M. Henagan
                                      Chairman of the Board of Directors

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